EXHIBIT 16.1

January 6, 2014

DOV WEINSTEIN & CO. C.P.A. (ISR)

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Commission File No. 333-193618 (DICO, INC.)

Ladies and Gentlemen:

We have read Item 4.01 of Dico Inc’s Current Report on Form 8-K dated January 6, 2014, captioned “Changes in Registrant’s Certifying Accountant,” and are in agreement with the statements contained therein, as they relate to our firm. We have no basis to agree or disagree with the other statements contained therein.

Very truly yours,